Exhibit 99.1

CVR Energy Reports Evaluation of Strategic Alternatives,
Sale of Cushing Terminal

SUGAR LAND, Texas (May 21, 2019) – CVR Energy, Inc. (NYSE: CVI) today announced that it has engaged BofA Merrill Lynch as its financial advisor to assist it in evaluating potential strategic alternatives, including a potential sale. The Company intends to evaluate alternatives in combination with its ongoing focus on accomplishing its strategic objectives, prudently managing costs and operating its businesses safely and reliably.

CVR Energy also announced that its subsidiary has entered into a definitive agreement for the sale of its 1.5-million-barrel Cushing, Oklahoma, crude oil terminal and related assets to an affiliate of Plains All American Pipeline, L.P. for total consideration of approximately $36 million, and concurrently closed the transaction.

“CVR Energy is committed to maximizing value for its stockholders,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “Both the sale of the Cushing terminal, which allowed us to derive value from an underutilized asset, and the exploration of potential strategic alternatives support this commitment. We are excited about the Company's prospects and ability to enhance stockholder value through our initiatives, regardless of the outcome of a strategic alternative process.”

CVR Energy does not have a defined timeline for the exploration of strategic alternatives and makes no assurances that its evaluation will result in any transaction being announced or consummated. The Company does not currently intend to discuss or disclose further developments with respect to this process, unless and until its Board of Directors approves a specific transaction or otherwise determines that further disclosure is appropriate.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: evaluation or execution of strategic alternatives, including a potential sale, successful or at all; ability to accomplish our strategic objectives and initiatives successfully or at all; cost management; maximation or enhancement of stockholder value; and safe and reliable operations. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For additional discussion of risk factors that may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com